                                                                Exhibit 3.17


                                                                     Exhibit A


                    BY-LAWS FOR THE REGULATION. EXCEPT AS
                       OTHERWISE PROVIDED BY STATUTE OR
                        ITS ARTICLES OF INCORPORATION

                                      OF

                          SERVOMATION DUCHESS. INC.

                                  ARTICLE I

                                   Offices
                                   -------

                  Section 1: PRINCIPAL OFFICE. The principal office for the transaction of the business of the corporation is hereby fixed and located in the County of San Diego at La Mesa Boulevard and El Cajon Boulevard, City of La Mesa. The Board of Directors is hereby granted full power and authority to change said principal office from one location to another in said country.

                  Section 2: OTHER OFFICES. Branch or subordinate offices may at any time be established by the Board & Directors at any place or places where the corporation is qualified to do business.

                                  ARTICLE II

                           Meeting of Shareholders
                           -----------------------

                  Section 1: PLACE OF MEETING. All meetings of shareholders shall be held either at the principal office of the corporation or any other place within the State of California which may be designated either by the Board of Directors pursuant to authority hereinafter granted to said Board or by the written consent of all shareholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the Corporation.

                  Section 2: ANNUAL MEETINGS. The annual meetings of shareholders shall be held on the first Thursday of September of each year at 10:00 A.M. of said day; provided, however, that should said day fall upon a holiday then any such annual meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is not a legal holiday. At such meetings directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.



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                                                                             2


                  Written notice of each annual meeting shall be given to each shareholder entitled to vote either personally or by mail, telegram or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the corporation, or given by him to the corporation for the purpose of notice. If a shareholder gives no address, notice shall be deemed to have been given him if sent by mail, telegram, or other means of written communication addressed to the place where the principal office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be sent to each shareholder entitled thereto not less than ten
(10) days before each annual meeting. Such notice shall specify the place, the day, and the hour of such meeting, and shall state such other matters, if any, as may be expressly required by statute.

                  Section 3: SPECIAL MEETINGS. Special meetings of shareholders, or any purpose or purposes whatsoever, may be called at any time by the President or by the Board of Directors, or by one or more shareholders holding not less than one-fifth (1/5th) of the voting power of the corporation. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of shareholders. Notice of any special meeting shall specify in addition to the place, day and hour of such meeting, the general nature of the business to be transacted.

                  Section 4: ADJOURNED MEETINGS AND NOTICE THEREOF. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at any such meeting.

                  When any shareholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to given any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by an announcement at the meeting which such adjournment is taken.

                  Section 5: ENTRY OF NOTICE. Whenever any shareholder entitled to vote has been absent from any meeting of shareholders, whether annual or special, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such meeting was given to such shareholder, as required by law and the ByLaws of the corporation.

                  Section 6: VOTING. Subject to the provisions of Section I of
Article V of these By-Laws, every person in whose name shares entitled to vote stand on the stock records of the corporation shall have the right to vote that number of shares in person or in proxy at all meetings of shareholders. Such vote may be viva voce or by ballot; provided, however, that all elections for Directors must be by ballot upon demand made by a shareholder at any election and before the voting begins. Every shareholder entitled to vote at any election for Directors shall have the right to cumulate his votes and give one candidate a number of votes equal to the



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                                                                             3


number of Directors to be elected multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principle among as many candidates as he shall think fit. The candidates receiving the highest number of votes up to the number of Directors to be elected shall be elected.

                  Section 7: QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

                  Section 8: CONSENT OF ABSENTEES. The transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

                  Section 9: ACTION WITHOUT MEETING. Any action, which under the provisions of the California General Corporation Law may be taken at a meeting of the shareholders, may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to vote at a meeting for such purpose, and filed with the Secretary of the Corporation.

                  Section 10: PROXIES. Every person entitled to vote or execute written consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed and dated by such person or his duly authorized agent and filed with the Secretary of the Corporation. Any proxy duly executed is not revoked and continues in full and force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation, or the person executing such proxy is present at the meeting and elects to vote in person; provided that not such proxy shall be valid at the expiration of eleven (11) months from the date of its execution, unless the person executing it specified therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.

                  Section 11: INSPECTORS OF ELECTION. In advance of any meeting of shareholder the Board of Directors may appoint any person other than nominees for office inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy, shall make such appointment at the meeting. The number of inspectors shall be either one (1) or three (3). If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present shall determine whether one (1) or three (3) inspectors are to be appointed. In case any person appointed as inspector fails to appear or



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                                                                             4


fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the Chairman.

                  The duty of such inspectors shall be as described by Section 2233, of the Corporation Code of California, and shall include: determining the number of shares outstanding and the voting power of each; the shares represented at the meeting, the existence of a quorum, and the authenticity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

                                 ARTICLE III

                                  Directors
                                  ---------

                  Section 1: POWERS. Subject to limitations of the Articles of Incorporation, of the By-Laws, and the California General Corporation Law as to Action to be authorized or approved by shareholders, and subject to the duties of Directors as prescribed by the By-Laws, all corporate powers shall be exercised by or under the authority of and the business and affairs of the Corporation shall be controlled by the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Directors shall have the following powers:

                  First: To select and remove all the other officers, agents and employees of the Corporation; prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation or the By-Laws; fix their compensation; and require from them security or faithful service.

                  Second: To conduct manage and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with law, with the Articles of Incorporation or the By-Laws as they may deem best.

                  Third: To change the principal office for the transaction of the business of the Corporation from one location to another within the same county as provided in Article I, Section 1 hereof; to fix and locate from time to time one or more subsidiary offices of the Corporation within or without the State of California, as provided in Article I, Section 2 hereof; to designate any place within the State of California for the holding of any shareholders' meeting or meetings; to adopt, make and use a corporate seal; to prescribe the forms of share certificates; and to alter the form of such seal and of such certificates from time to time as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

                  Fourth: To authorize the issuance of shares of stock of the Corporation from time to time upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities cancelled, or tangible or intangible property



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                                                                            5

actually received, or in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital.

                  Fifth: To borrow money and incur indebtedness for the purpose of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor .

                  Sixth: To appoint an Executive Committee and other committees, and to delegate to the Executive Committee any of the powers and authority of the Board in the management of the business and affairs of the Corporation, except the power to declare dividends and to adopt, amend, or repeal By-Laws. The Board of Directors shall have the power to prescribe the manner in which proceedings of the Executive Committee and other committees shall be conducted. The Executive Committee shall be composed of two (2) or more Directors. Unless the Board of Directors shall otherwise provide: regular meetings of the Executive Committee, notice of which is hereby dispensed with, shall be held at such times as are determined by the Board of Directors or by such committee as appointed; special meetings of the Executive Committee shall be held at the principal office of the corporation, or at any place which has been designated from time to time by resolution of the Executive Committee or by written consent of all members thereof, and may be called by the President, any Vice President who is a member of the Executive Committee, or any two members thereof, upon written notice to the members of the Executive Committee of the time and place of such special meeting, given in the manner provided for giving of written notice of the members of the Board of Directors of the time and place of special meeting of the Board of Directors; minutes shall be kept of each meeting of the Executive Committee; vacancies in the membership of the Executive Committee may be filled by the Board of Directors; a majority of the authorized number of members of the Executive Committee shall constitute a quorum for the transaction of business; and transactions of any meeting of the Executive Committee, however called and noticed or wherever held, shall be as valid as though a meeting had been duly held after regular call and notice, if a quorum be present, and if either before or after the meeting each of the members not present signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

                  Section 2: NUMBER AND QUALIFICATION OF DIRECTORS. The Board of Directors shall consist of three (3) Directors until changed by amendment to this Section 2, of Article III of the By-Laws adopted by the vote or written assent of shareholders entitled to exercise a majority of the voting power. Directors need not be shareholders of the Corporation.

                  Section 3: ELECTION AND TERM OF OFFICE. The Directors shall be elected at each annual meeting of the shareholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. All directors shall hold office until their successors are elected.



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                                                                             6


                  Section 4: VACANCIES. Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, and each director so elected shall hold office until his successor is elected at an annual meeting of the shareholders, or at a special meeting called for that purpose.

                  A vacancy or vacancies shall be deemed to exist in the case of the death, resignation or removal of any Director, or if the shareholders shall increase the authorized number of Directors, but shall fail at the meeting at which such increase is authorized, or at any adjournment thereof, to elect the additional Directors so provided for, or in case the shareholders fail at any time to elect the full number of authorized Directors.

                  The shareholders may at any time elect Directors to fill any vacancy not filled by the Directors, and may elect the additional Directors at the meeting at which an amendment of these By-Laws is voted authorizing an increase in the number of Directors, or any adjournment thereof.

                  If any Director tenders his resignation to the Board of Directors, then the Board shall have the power to elect a successor to take office at such time as the resignation shall become effective. No reduction of the number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

                  Section 5: PLACE OF MEETING. All meetings of the Board of Directors shall be held at any place within or without the state which has been designated from time to time by resolution of the Board or by written consent of all the members of the Board. In the absence of such designation, regular meetings shall be held at the principal office of the corporation.

                  Section 6: ORGANIZATION MEETING. Immediately following each annual meeting of shareholders the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business. Call and notice of such meeting is hereby dispensed with.

                  Section 7: OTHER REGULAR MEETING. Other regular meetings of the Board of Directors shall be held without call quarterly on the first Monday of the third, sixth, ninth and twelfth months of each year provided, however, should said day fall upon a legal holiday, then said meeting shall be held at the same time on the next day thereafter ensuing which is not a legal holiday. Notice of all such regular meeting of the Board of Directors is hereby dispensed with.

                  Section 8: SPECIAL MEETINGS. Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the President, or if he is absent or unable or refuses to act, by any Vice-President or by any two Directors.

                  Written notice of the time and place of special meetings shall be delivered personally to the Directors or sent to each Director by mail, telegram, or other form of written communication, charges pre-paid, addressed to him at his address as it is shown upon the records



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                                                                             7

of the corporation, or, if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the Directors are regularly held.

                  In case such notice is mailed, telegraphed, or sent by other form of written communication, it shall be deposited in the United States Mail or delivered to the telegraph company, or other agency for transmission in the place in which the principal office of the corporation is located at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered personally as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such Director.

                  Section 9: ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors under any provision of the California General Corporation Law may be taken without a meeting if all members of the Board of Directors shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the Minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of the Directors. Any certificate or other document filed under any provision of the California General Corporation Law which relates to the action so taken shall state that the action was taken by written unanimous consent of the Board of Directors without a meeting and that the By-Laws authorized the Directors to so act.

                  Section 10: QUORUM. A majority of the Directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number be required by law or by the Articles of Incorporation.

                  Section 11: WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present, and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

                  Section 12: ENTRY OF NOTICE. Whenever any director has been absent from any special meeting of the Board of Directors, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such special meeting was given to such Director, as required by law and the By-Laws of the corporation.

                  Section 13: ADJOURNMENT. A quorum of the directors may adjourn any Directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum a majority of the Directors present at any Directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.



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                                                                             8

                  Section 14: NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned.

                  Section 15: FEES AND COMPENSATION. Directors and members of the committees may receive such compensation, if any, for their services and such reimbursement for expenses as may be fixed or determined by resolution of the Board. Nothing herein contained shall be considered to preclude any Director from serving the Corporation in any other capacity, including officer, agent, employee, or otherwise, and receiving compensation therefor.

                                  ARTICLE IV

                                   Officers
                                   --------

                  Section 1: OFFICERS. The officers of the Corporation shall be a President, a Vice-President, a Secretary and a Treasurer. The Corporation may also have at the discretion of the Board of Directors, a Chairman of the Board, one or more additional vice-presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices, except that the offices of the President and Secretary shall not be held by the same person.

                  Section 2: ELECTION. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article IV, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

                  Section 3: SUBORDINATE OFFICERS. The Board of Directors may appoint and may empower the President to appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in the By-Laws or as the Board of Directors may from time to time determine.

                  Section 4: REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting thereof, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

                  Any officer may resign at any time by giving written notice to the Board of Directors, or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.



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                                                                             9


                  Section 5: VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, shall be filled in the manner prescribed in the ByLaws for regular appointments to such office.

                  Section 6: CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the By-Laws.

                  Section 7: PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman, if there be such an officer, the President shall be the chief executive officer of the Corporation, and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and in the absence of the Chairman of the Board, or if there be one, at all meetings of the Board of Directors. He shall be ex-officio a member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of the President of a Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or by the By-Laws.

                  Section 8: VICE-PRESIDENT. In the absence or disability of the President, the Vice-Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice-President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to, all the restrictions upon the President. The Vice-Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or by the By-Laws.

                  Section 9: SECRETARY. The Secretary shall keep, or cause to be kept, at the principal office or such other place as the Board of Directors may order, a book of Minutes of all meetings of Directors, shareholders, and the Executive Committee, if any, with the time and place of holding, whether regular or special, and if special how authorized, the notice thereof given, the names of those present at the Directors' and Executive Committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

                  The Secretary shall keep, or cause to be kept, at the principal office, at the office of the Corporation's transfer agent, or at such other place as the Board of Directors may order, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

                  The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by the By-Laws or by law to be given, and he



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                                                                            10


shall keep the seal of the Corporation in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, or the By-Laws.

                  Section 10: TREASURER. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open to inspection of any Director.

                  The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his transactions as Treasurer, and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws.

                                  ARTICLE V

                                Miscellaneous
                                -------------

                  Section 1: RECORD DATE AND CLOSING STOCK BOOKS. The Board of Directors may fix a time in the future for the record date for the determination of the shareholders entitled to: (1) Notice of, and to vote at, any meeting of the shareholders, (2) give any written consent provided for by law, or (3) receive any dividend or distribution or any allotment of rights or to exercise rights in respect to any change, conversion or exchange of shares. The record date so fixed shall not be more than fifty (50) days prior to the date of the date of the meeting or event for the purpose of which it is fixed. When a record date is so fixed only shareholders of record on that date are entitled to notice of, and to vote at the meeting; to give written consents; to receive a dividend, distribution or allotment of rights; or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

                  The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of a period not more than fifty (50) days prior to the date of a shareholders' meeting; the date for giving of written consents; the date when the right to any dividend, distribution or allotment of rights vests; or the effective date of any change, conversion or exchange of shares.

                  Section 2: INSPECTION OF CORPORATE RECORDS. The share register, or duplicate share register, the books of account, and Minutes of the proceedings of the shareholders and Directors, and of the Executive Committee or other committees of the Directors shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate at any reasonable time, and for a purpose reasonably related to his interest as a shareholder, or the holder of a voting trust certificate, and shall be exhibited at any time when required by the demand of ten percent (10%) of the shares represented at any shareholders' meeting. Such inspection may be made in person or by an agent or attorney, and shall include the right to make extracts. Demand of inspection other than at a shareholders' meeting shall be made in writing upon the President or Secretary of the Corporation.

                  Section 3: CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the Board of Directors.

                  Section 4: CONTRACTS, ETC., HOW EXECUTED. The Board of Directors, except as in the By-Laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name and on behalf of the corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

                  Section 5: ANNUAL REPORTS. The Board of Directors of the Corporation shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year calendar year in compliance with the provisions of Section 3007, et seq. of the California Corporations Code.

                  Section 6: CERTIFICATE OF STOCK. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid up. All such certificates shall be signed by the President or a Vice-President and the Secretary or an Assistant Secretary, or be authenticated by facsimiles of signatures of the President and Secretary, or by a facsimile of the signature of the President and the written signature of the Secretary or an Assistant Secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk, and be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers, before issuance. Even though an officer who signed, or whose facsimile signature has been written, printed or stamped on, a certificate for shares shall have ceased by death, resignation or otherwise to be an officer of the corporation before such certificate is delivered by the Corporation, such certificate shall be as valid as though signed by a duly elected, qualified and authorized officer, if it be countersigned by a transfer agent or transfer clerk and registered by an incorporated bank or trust company as registrar of transfers.

                  Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board of Directors or the By-Laws may provide, provided, however, that any such certificate so issued prior to full payment shall state the amount remaining unpaid and the terms of payment thereof.

                  Section 7: LOST CERTIFICATES. Except as hereinafter in this Section provided, no new certificate for shares shall be issued in lieu of an old one unless the latter is


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                                                                           12

surrendered and canceled at the same time. The Board of Directors may, however, in case any certificate of shares is lost, stolen, mutilated or destroyed, authorize the issuance of a new certificate in lieu thereof upon such terms and conditions, including reasonable indemnification of the corporation, as the Board shall determine.

                  Section 8: REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The President or any Vice-President and Secretary or any Assistant Secretary of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized to do so by proxy or power of attorney duly executed by said officers.

                  Section 9: INSPECTION OF BY-LAWS. The Corporation shall keep in its principal office for the transaction of business the original or a copy of the By-Laws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

                  Section 10: REGISTRARS AND TRANSFER AGENTS. The Board of Directors may appoint one or more registrars of transfers, which shall be incorporated banks or trust companies, either domestic or foreign, and one or more transfer agents or transfer clerks, and who shall be appointed at such times and places as the requirements of the Corporation may necessitate.

                  Section 11: FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors and, having been so determined, is subject to change from time to time as the Board of Directors shall determine.

                  Section 12: CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the California General Corporation Law shall govern the construction of these By-Laws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular and the term "person" includes a corporation, partnership and trust, as well as a natural person.

                                  ARTICLE VI

                            Subchapter S Election
                            ---------------------

                  Section 1: SUBCHAPTER S. ELECTION. If this Corporation has elected to be taxed pursuant to the provisions of Subchapter S of the Internal Revenue Code of 1954 as amended, then any person to whom any of its shares are transferred, shall upon demand by the Corporation, file with the proper Tax Director of the Internal Revenue Service the necessary



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                                                                           13


shareholder consent to such election within thirty (30) days after the date of sale or transfer to him.

                                 ARTICLE VII

                              Transfer of Shares
                              ------------------

                  Section 1: TRANSFER OF SHARES. The shares of stock of this Corporation shall be issued and held upon the condition that before there can be a valid sale or transfer of any of said shares, the holder of the shares to be sold or transferred shall give notice to the Secretary of this Corporation of his intention to sell or transfer such shares. Said notice shall specify the number of shares to be sold or transferred, the price per share, the terms upon which such holder intends to make such sale or transfer, and the name of the intended purchaser or transferee. The Board of Directors shall have ten (10) days from the date of receipt of such notice by the Secretary within which to exercise an option to purchase such stock for the Corporation at the same price and upon the same terms as set forth in said notice. The right of this Corporation to exercise such option and to purchase such shares is subject to the restrictions governing the right of a corporation to purchase its own stock contained in Section 1705 of the California Corporation Code, and such other pertinent governmental restrictions as are now or may be hereafter effective.

                  If any such shares shall not be purchased by the Corporation, the Secretary of this Corporation shall notify all of the shareholders of record of this Corporation by mail of said contemplated sale or transfer. Said notice to shareholders shall contain the same information concerning the proposed sale or transfer as received by the Corporation, and the Secretary shall mail said notice to the shareholders immediately upon receipt by him of notification from the Board of Directors that the Corporation will not purchase any or all of said shares, or in no event late than ten (10) days after receipt by the Secretary of the notice of intended sale or transfer. Within twenty (20) days after the date of mailing of said notice to the shareholders any such shareholders desiring to acquire any or all of the shares referred to in said notice, shall deliver to said Secretary a written offer to purchase said shares or a specified number thereof at the same price and upon the same terms stated in the above mentioned notice filed with the Secretary.

                  If the total number of shares specified in such offers by shareholders equals but does not exceed the number of shares referred to in said notice to shareholders and not purchased by this Corporation, then the offering shareholders shall be entitled to purchase the shares pursuant to their respective offers. If the total number of shares specified in said offers exceeds the number of shares referred to in said notice, and not purchased by the Corporation, each offering shareholder shall be entitled to purchase such proportion of the shares available for purchase as the number of shares of the Corporation which he holds bears to the total number of shares held by all of such shareholders desiring to purchase shares. If the total number of shares specified in such offers to purchase is less than the number of shares referred to in the notice to shareholders, and not purchased by said Corporation, the offering shareholders shall not be entitled to purchase any shares, and the exercise of any option to purchase, or election to purchase any shares by the Corporation shall be void and without force and effect. The seller or



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                                                                            14


transferor in such case may sell or transfer said shares subject to the provisions and restrictions provided for below.

                  Any shares mentioned in such notice of intention to transfer filed with the Secretary and not so purchased by the Corporation, or other shareholders, may be sold or transferred at any time within six (6) months from the date of such notice to the person and at the price and terms specified therein. Such purchaser or transferee shall receive and hold said shares subject to all of the provisions and restrictions herein contained.

                  Section 2: WAIVER. The provisions of Section 1 of this Article VII, and the options and rights therein granted may be waived with respect to any proposed sale or transfer of shares by written waiver executed by the Corporation and by the owners of one hundred percent (100%) of the outstanding capital stock of the Corporation. In the event of any such waiver the provisions of this Article shall not be applicable to the proposed sale or transfer of shares with respect to which such waivers shall have been executed, but shall be applicable to all other shares or transfers of shares.

                                 ARTICLE VIII

                                  Amendments
                                  ----------

                  Section 1: POWERS OF SHAREHOLDERS. New By-Laws may be adopted or these By-Laws may be amended or repealed by the vote of shareholders entitled to exercise a majority of the voting power of the Corporation, or by the written assent of such shareholders, provided, however, that neither Article VII nor this Article VIII may be amended or repealed without the vote or written assent of the shareholders owning at least eighty percent (80%) of the outstanding capital stock of the Corporation.

                  Section 2: POWERS OF DIRECTORS. Subject to the right of the shareholders, as provided in Section 1 of this Article VIII to adopt, amend or repeal By-Laws, By-Laws other than By-Laws amending or repealing Article VI, and this Article VIII, and a By-Law changing the authorized number of Directors may be adopted, amended, or repealed by the Board of Directors; provided, however, that the Board of Directors may adopt, amend or repeal a By-Law fixing the exact number of Directors within the limits set by Section 2 of Article III of these ByLaws if said section provides for a variable number of Directors.